Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (No. 333-287100, No. 333-105986, No. 333-179933, No. 333-204120, No. 333-266025, and No. 333-278936) of Mativ Holdings, Inc. on Form S-8 of our report dated June 25, 2026, with respect to the financial statements and supplemental schedule of Mativ Holdings, Inc. 401(k) Retirement Plan, appearing in this Annual Report on Form 11-K of Mativ Holdings, Inc. 401(k) Retirement Plan for the year ended December 31, 2025.

/s/ Warren Averett LLC

Atlanta, Georgia
June 25, 2026